Exhibit 99.1

For more information contact:

AT THE COMPANY	FINANCIAL RELATIONS BOARD
Patrick O’Sullivan	Claire Koeneman	Joe Calabrese
Vice President, Finance and Accounting	(Analyst Info)	(General Info)
(617) 247-2200	(312) 640-6745	(212) 827-3772
posullivan@heritagerealty.com

FOR IMMEDIATE RELEASE

HERITAGE PROPERTY INVESTMENT TRUST, INC. REPORTS
RESULTS FOR FIRST QUARTER

Also Announces Significant Capital Recycling Activity

Boston, MA…May 9, 2006…Heritage Property Investment Trust, Inc. (NYSE:HTG) (“Heritage” or the “Company”), today reported results of operations for the quarter ended March 31, 2006. Highlights included:

•      FFO of $31.8 million and Diluted FFO per share of $0.65

•      Same property net operating income growth of 2.2%

•      Signed 148 new and renewed shopping center portfolio leases, totaling 887,287 square feet, achieving increase over prior rents of 6.2%

•      Completed sales of nine non-core shopping centers

•      Entered into agreements to sell five other non-core shopping centers

FINANCIAL RESULTS

For the three months ended March 31, 2006, Funds from Operations (FFO), a widely accepted measure of REIT performance, was $31.8 million, or $0.65 per share, as compared to $37.0 million, or $0.79 per share, for the same three month period in 2005. Net income attributable to common shareholders was $3.6 million for the three months ended March 31, 2006, or $0.08 per share, as compared to $13.2 million, or $0.28 per share for the same period in 2005.

All per share amounts are stated on a diluted basis. The results set forth in this release reflect the impact of the Company’s previously completed restatement of its financial statements for the quarter ended March 31, 2005. For the three months ended March 31, 2005, the impact of the tax-offset provision that gave rise to the restatement reduced general and administrative expenses by $3.3 million, which correspondingly increased both FFO and net income attributable to common shareholders by $0.07 per share. As previously announced, the tax-offset provision that gave rise to the restatement was eliminated on December 30, 2005.

During the three-month period ended March 31, 2006, the Company recorded a loss of $2.1 million in connection with the impairment of two shopping centers located in Alabama and one shopping center located in Wisconsin. The Company has been working with brokers to explore the possible sales of these properties and, as a result of negotiations with potential acquirers, the Company has concluded, in connection with the preparation of its financial statements for the three-month period ended March 31, 2006, that the carrying value of the assets exceeded their fair value as of March 31, 2006.  The Company has entered into agreements to sell these three shopping centers.

FFO represents a non-generally accepted accounting principle (GAAP) financial measure. A table reconciling FFO to net income, the GAAP measure that the Company believes to be most directly comparable, is presented within the consolidated financial statements included in this release.

“We are pleased with our first quarter financial results,” said Thomas C. Prendergast, Chairman, President and Chief Executive Officer. “Once again, we posted solid operating results growth in our core portfolio and took significant steps in advancing our capital recycling strategy. Through the remainder of the year, we will continue to aggressively pursue opportunities within our core portfolio to advance our business plan.”

BALANCE SHEET POSITION

As of March 31, 2006, Heritage’s market capitalization was $3.4 billion, including an aggregate of $1.5 billion of indebtedness, resulting in a debt-to-total market capitalization ratio of 43.3%. Heritage’s indebtedness had a weighted average interest rate of 6.27% with an average maturity of 3.8 years. Approximately 58% of the Company’s total debt is unsecured debt. As of March 31, 2006, $294 million was outstanding under the Company’s $400 million line of credit.

PORTFOLIO OVERVIEW

General

As of March 31, 2006, Heritage had a shopping center portfolio of 171 properties, located in 30 states and totaling approximately 35.0 million square feet of total gross leasable area, of which 28.7 million square feet is company-owned gross leasable area.

Leasing Activity

During the first quarter of 2006, the Company executed 148 leases (new and renewed), for 887,287 square feet in the Company’s shopping center portfolio. In doing so, the Company achieved a 6.2% increase over prior rents on a cash basis from $9.46 per square foot to $10.05 per square foot.

At March 31, 2006, the percentage of the Company’s portfolio leased was 92.0%. At December 31, 2005, the Company’s portfolio was 92.4% leased.

Same Property Operating Results

Same property net operating income increased for the 167 properties acquired prior to January 1, 2005 that remained in the total portfolio through March 31, 2006, as set forth below:

Same Property Operating Data
(in thousands)

	Three Months Ended March 31,
	2006	2005
Real estate revenue	$86,823	$86,685
Operating expenses	(25,827)	(26,669)
Net Operating Income	60,996	60,016	1.6%
Less: Lease termination income	(49)	(365)
Net Operating Income, as adjusted	$60,947	$59,651	2.2%

A table reconciling the same property net operating income to net income, the GAAP measure that the Company believes to be most directly comparable, is presented within the consolidated financial statements included in this release.

Investment Activity

Capital Recycling

During and subsequent to the quarter ending March 31, 2006, the Company made substantial progress in advancing its capital recycling program by completing the following dispositions:

On April 18, 2006, the Company completed the previously announced sale of eight shopping centers, representing the Company’s entire Nebraska and South Dakota shopping center portfolio. The eight properties were sold as a portfolio and comprised over 800,000 square feet. The properties were sold for a total purchase price of $69.4 million, resulting in a gain of approximately $17 million. All of the shopping centers were located in non-core markets. The net proceeds from the sale were used to pay down the Company’s line of credit.

On April 26, 2006, the Company completed the sale of Salem Consumer Square, a 275,000 square foot shopping center located in Dayton, Ohio. The Company sold Salem Consumer Square for a purchase price of $23.1 million, resulting in a gain of approximately $1.3 million. In connection with the sale, the Company also repaid the outstanding mortgage indebtedness on this property, incurring a prepayment penalty of approximately $1.3 million. The net proceeds from the sale were used to pay down the Company’s line of credit.

The Company has also entered into agreements to sell five other shopping centers for an aggregate purchase price of approximately $46 million. Assuming that the due diligence periods with respect to those transactions expire in accordance with their terms, the Company expects to complete these sales during the second quarter of 2006.

DIVIDEND PAYMENT

On April 17, 2006, the Company paid its regular quarterly dividend of $0.525 per common share to shareholders of record on March 31, 2006.

2006 EARNINGS GUIDANCE

As a result of the Company’s investment and capital recycling activities completed to date and predicted for the balance of 2006, management has revised its projected range for FFO for the year ending December 31, 2006 from $2.80 to $2.88 per diluted common share to $2.74 to $2.78 per diluted common share. This estimate does not reflect the impact of the debt extinguishment losses and the impairment of real estate described above. A reconciliation of management’s projections from earnings per diluted common share to FFO per diluted common share is included in this release.

CONFERENCE CALL

Members of Heritage’s senior management will host a conference call on Wednesday, May 10, 2006, at 10:00 a.m., ET, to discuss the Company’s first quarter results. Stockholders, analysts and other interested parties may participate in this conference call by dialing 800-257-1836 or 303-262-2130 at least five minutes before the scheduled start time. Investors can also access the call via the Internet at the Company’s website, http://www.heritagerealty.com. To listen to a live broadcast, access this site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

A replay of the conference call will be available after the call through May 17, 2006 by accessing the Company’s website at http://www.heritagerealty.com or by dialing 800-405-2236 or 303-590-3000, pass-code 11058615.

ABOUT HERITAGE PROPERTY INVESTMENT TRUST, INC.

Heritage is a fully integrated, self-administered and self-managed REIT traded on the New York Stock Exchange under the symbol “HTG”. Heritage is one of the largest owners and operators of neighborhood and community shopping centers in the United States. Heritage focuses on grocer-anchored shopping centers with multiple anchors. Heritage is headquartered in Boston, Massachusetts and has an additional 16 regional offices located in the Eastern, Midwestern and Southwestern United States. For more information about Heritage, please refer to Heritage’s website, www.heritagerealty.com.

A copy of Heritage’s first quarter 2006 “Supplemental Operating and Financial Data” is available on the Investor Relations section of the Company’s website at www.heritagerealty.com. These materials are also available by written request to:

Investor Relations
Heritage Property Investment Trust, Inc.
131 Dartmouth St.
Boston, MA 02116

SAFE HARBOR LANGUAGE

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements reflect the Company’s current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause the Company’s actual results to differ significantly from those expressed in any forward-looking statement. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company’s control and that could materially affect actual results. The factors that could cause actual results to differ materially from current expectations include risks detailed from time to time in filings with the Securities and Exchange Commission. The forward-looking statements contained herein represent the Company’s judgment as of the date of this release, and the Company cautions readers not to unduly rely on such statements.

HERITAGE PROPERTY INVESTMENT TRUST, INC.

Consolidated Balance Sheets
March 31, 2006 and December 31, 2005
(Unaudited and in thousands of dollars)

	March 31, 2006	December 31, 2005
Assets
Real estate investments, net	$2,212,862	$2,305,402
Real estate held for sale, net	72,481	—
Cash and cash equivalents	6,772	—
Accounts receivable, net of allowance for doubtful accounts of $11,117 in 2006 and $10,585 in 2005	55,590	54,077
Prepaids and other assets	32,666	30,219
Investments in unconsolidated joint ventures	5,395	5,211
Deferred financing and leasing costs	59,555	63,320
Total assets	$2,445,321	$2,458,229
Liabilities and Shareholders’ Equity
Liabilities:
Mortgage loans payable on real estate investments	$612,637	$630,819
Mortgage loan payable associated with real estate held for sale	9,674	—
Unsecured notes payable	448,524	449,964
Line of credit facility	294,000	328,000
Bridge loan payable	100,000	50,000
Accrued expenses and other liabilities	88,192	96,286
Accrued distributions	25,425	25,224
Total liabilities	1,578,452	1,580,293
Minority interests:
Exchangeable limited partnership units	15,785	17,125
Shareholders’ equity:
Common stock, $.001 par value; 200,000,000 shares authorized; 47,814,393 and 47,385,995 shares issued and outstanding at March 31, 2006 and December 31, 2005, respectively	48	47
Additional paid-in capital	1,177,784	1,174,855
Cumulative distributions in excess of net income	(330,696)	(309,219)
Unearned compensation	—	(3,672)
Other comprehensive income (loss)	3,948	(1,200)
Total shareholders’ equity	851,084	860,811
Total liabilities and shareholders’ equity	$2,445,321	$2,458,229

HERITAGE PROPERTY INVESTMENT TRUST, INC.

Consolidated Statements of Operations
Three Months ended March 31, 2006 and 2005
(Unaudited and in thousands of dollars, except per-share data)

	Three Months ended March 31,
	2006	2005
Revenue:
Rentals and recoveries	$87,271	$83,815
Interest, other, and joint venture fee income	955	1,379
Total revenue	88,226	85,194
Expenses:
Property operating expenses	12,293	13,834
Real estate taxes	13,472	11,947
Depreciation and amortization	27,805	23,199
Interest	23,035	20,624
General and administrative	7,598	3,264
Impairment loss	2,085	—
Total expenses	86,288	72,868
Income before gain on land sales and minority interests	1,938	12,326
Gains on land sales	171	—
Income before minority interests	2,109	12,326
Equity in income from unconsolidated joint ventures	209	104
Income allocated to exchangeable limited partnership units	(40)	(158)
Income before discontinued operations	2,278	12,272
Discontinued Operations:
Income from discontinued operations	1,354	930
Net income attributable to common shareholders	$3,632	$13,202
Basic per-share data:
Income before discontinued operations	$0.05	$0.26
Income from discontinued operations	0.03	0.02
Income attributable to common shareholders	$0.08	$0.28
Weighted average common shares outstanding	47,331	46,701
Diluted per-share data:
Income before discontinued operations	$0.05	$0.26
Income from discontinued operations	0.03	0.02
Income attributable to common shareholders	$0.08	$0.28
Weighted average common and common equivalent shares outstanding	48,092	47,202

Heritage Property Investment Trust, Inc.
Calculation of Funds from Operations
(Unaudited and in thousands of dollars)

	Three months ended March 31,
	2006	2005
Net income	$3,632	$13,202
Add :
Depreciation and amortization (real-estate related):
Continuing operating	27,650	23,023
Discontinued Operations	415	778
Pro rata share of unconsolidated joint venture	68	8
Funds from Operations	$31,765	$37,011

We calculate Funds from Operations in accordance with the best practices described in the April 2001 National Policy Bulletin of the National Association of Real Estate Investment Trusts, referred to as NAREIT, and NAREIT’s 1995 White Paper on Funds from Operations. The White Paper defines Funds From Operations as net income (loss) (computed in accordance with U.S. generally accepted accounting principles (“GAAP”)), excluding gains (or losses) from extraordinary items and sales of property, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Given the nature of our business as a real estate owner and operator, we believe that FFO is helpful to investors as a starting point in measuring our operational performance because it excludes various items included in net income that do not relate to, or are not indicative of, our operating performance, such as gains (or losses) from sales of real estate investments and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. However, FFO (i) should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of our financial performance, (ii) is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, and (iii) is not indicative of funds available to fund our cash needs, including our ability to make distributions. Our computation of FFO may differ from the methodology utilized by other equity REITs to calculate FFO and, therefore, may not be comparable to other REITs.

Heritage Property Investment Trust, Inc.
Reconciliation of Net Operating Income
(Unaudited and in thousands of dollars)

	Three months ended March 31,
	2006	2005

Net operating income—Same Property Portfolio	$60,996	$60,016
Add:
Net operating income—acquisitions	2,525	—
Deduct:
Net operating income—held for sale assets	2,015	1,982
Net operating income—Total Portfolio	61,506	58,034
Add:
Interest, other, and joint venture fee income	955	1,379
Income from discontinued operations	1,354	930
Gains on land sales	171	—
Equity in income from unconsolidated joint ventures	209	104
Deduct:
Depreciation and amortization	27,805	23,199
Interest	23,035	20,624
General and administrative	7,598	3,264
Impairment loss	2,085	—
Income allocated to exchangeable limited partnership units	40	158
Net income attributable to common shareholders	$3,632	$13,202

Net operating income, or “NOI,” is a non-GAAP financial measure equal to net income available to common shareholders (the most directly comparable GAAP financial measure), plus accretion of redeemable equity, preferred stock distributions, minority interest in Bradley Operating Limited Partnership, net derivative losses (gains), losses (gains) on investments in securities, losses from prepayment of debt, general and administrative expense, depreciation and amortization, and interest expense, less income from discontinued operations, gains (losses) on sales of real estate investments and equipment and interest and other income.

We use NOI internally, and believe NOI provides useful information to investors, as a performance measure in evaluating the operating performance of our real estate assets. This is because NOI reflects only those income and expense items that are incurred at the property level and excludes certain components from net income in order to provide results that are more closely related to a property’s results of operations. Our presentation of NOI may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to obtain a clear understanding of our operating results, NOI should be examined in conjunction with net income as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income as an indication of our performance or to cash flows as a measure of liquidity or ability to make distributions.

Heritage Property Investment Trust, Inc.
Reconciliation of Projected Diluted Net Income Per Common Share to
Projected Funds From Operations Per Common Share

	Projected Range Full Year 2006
	Low	High
Projected diluted net income per share	$0.79	$0.81
Projected depreciation and amortization (real estate related)	2.18	2.22
Pro-rata share of unconsolidated joint venture depreciation	0.01	0.02
Less:
Projected gains on sales of real estate	(0.35)	(0.38)
Projected FFO per diluted share	$2.63	$2.67
Add:
Projected losses from early extinguishments of debt associated with the sales of real estate	0.07	0.07
Projected impairment charges	0.04	0.04
Projected FFO per diluted share after supplemental adjustments to exclude losses from early extinguishments of debt associated with the sales of real estate and impairments	2.74	$2.78

The foregoing estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and earnings impact of the events referenced in this release. These estimates may be subject to fluctuations as the result of several factors, including changes in the recognition of depreciation and amortization expense, gains or losses associated with disposition activity, the effect of any prepayment of indebtedness in connection with property dispositions and the impact of any impairments of real estate. Except as described in this release, the Company is not able to assess at this time the potential impact of these factors, which may negatively and materially impact both net income and FFO. By definition, FFO does not include real estate-related depreciation and amortization or gains or losses associated with disposition activities. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

The foregoing estimates also include FFO with a supplemental adjustment to exclude losses from early extinguishments of debt and impairment charges associated with the sales of real estate. The losses from early extinguishments of debt are incurred when the sale of real estate encumbered by debt requires the Company to pay the extinguishment costs prior to the debt’s stated maturity and to write-off unamortized loan costs at the date of the extinguishment. Such costs are excluded from the gains on sales of real estate reported in accordance with GAAP. However, the Company views the losses from early extinguishments of debt associated with the sales of real estate as an incremental cost of the sale transactions because the Company extinguished the debt in connection with the consummation of the sale transactions and the Company had no intent to extinguish the debt absent such transactions. The impairment charges incurred by the Company with respect to certain properties under contract to be sold have been excluded because, but for the Company’s pursuit of the sale of these properties, these impairment charges would not have otherwise been required to be incurred. The Company believes that this supplemental adjustment more appropriately reflects the results of its operations exclusive of the impact of its sale transactions.